QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.4

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K/A of LPL Investment Holdings Inc. (the "Company") for the period ending December 31, 2008 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), I, Robert J. Moore, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

  1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

        A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: April 3, 2009	/s/ ROBERT J. MOORE Robert J. Moore Chief Financial Officer

QuickLinks

  Exhibit 32.4
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002